1347 Property Insurance Holdings, Inc. S-1

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

1347 Property Insurance Holdings, Inc.
Tampa, Florida

We hereby consent to the use in the prospectus constituting a part of this Registration Statement of our report dated March 16, 2017, relating to the consolidated financial statements of 1347 Property Insurance Holdings, Inc., which is contained in that prospectus.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP

Grand Rapids, Michigan
January 8, 2018